Quality Assets. Disciplined Management.

SPP LISTED NYSE MKT







SANCHEZ PRODUCTION PARTNERS

Third Quarter 2014 Earnings Presentation

November 13, 2014

Legal Disclaimers

Forward-Looking Statements This presentation contains forward–looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our: business strategy; acquisition strategy; financial strategy; ability to resume, maintain and grow distributions; drilling locations; oil, natural gas and natural gas liquids reserves; realized oil, natural gas and natural gas liquids prices; production volumes; lease operating expenses, general and administrative expenses and development costs; future operating results; and plans, objectives, expectations, forecasts, outlook and intentions. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursue," "target," "continue," the negative of such terms or other comparable terminology.

The forward–looking statements contained in this presentation are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward–looking statements contained in this presentation are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward–looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward–looking statements due to factors listed in the "Risk Factors" section in our SEC filings and elsewhere in those filings. All forward–looking statements speak only as of the date of this presentation. We do not intend to publicly update or revise any forward–looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Oil and Gas Reserves The Securities and Exchange Commission ("SEC") requires oil and gas companies, in their filings with the SEC, to disclose "proved oil and gas reserves" (i.e., quantities of oil and gas that are estimated with reasonable certainty to be economically producible) and permits oil and gas companies to disclose "probable reserves" (i.e., quantities of oil and gas that are as likely as not to be recovered) and "possible reserves" (i.e., additional quantities of oil and gas that might be recovered, but with a lower probability than probable reserves). Investors are urged to consider closely the disclosure in Sanchez Production Partners' Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Updates

- Operating highlights:
  - 54% of sales YTD14 revenue was from oil & liquids
  - Average daily net oil & liquids production of 1,052 Bbl YTD14 (up 87% vs. YTD13)
  - YTD14 operating cost of $25.45 per BOE ($4.24 per Mcfe)[(3),(4)]
  - Adjusted EBITDA of $5.7 million in Q314; $20.7 million YTD14[(4)]
  - Capital spending of $1.2 million resulted in 6 net wells and re-completions
- Other updates:
  - PostRock ownership now below 5% of our Class B units as a result of post-settlement market sales
  - Completed rebranding activities in October 2014



Sales Revenue(1)
Oil & Liquids
Natural Gas
100%
80%
60%
40%
20%
0%
82%
71%
49%
46%
45%
18%
29%
51%
54%
55%
FY11
FY12
FY13
YTD14
2014E



Oil & Liquids Production(2)
Bbl/day
1,200
1,000
800
600
400
200
0
290
329
606
1052
788
FY11
FY12
FY13
YTD14
2014E



Operating Cost(2),(3)
$/BOE
$30
$25
$20
$15
$10
$5
$-
$25.45
$24.36
YTD14 2014E
$/Mcfe
$5
$4
$3
$2
$1
$-
$4.24
$4.06
YTD14 2014E



Total Production(2)
BOE/day
4500
4000
3500
3000
2500
2000
1500
1000
500
0
4157
3970
YTD14 2014E
MMCfe/day
30.0
25.0
20.0
15.0
10.0
5.0
0.0
24.9
23.8
YTD14 2014E

(1) Excludes hedge settlements, gains (losses) on mark-to-market activities, and other revenue
(2) 2014E based on the midpoint of CEP's 2014 forecast issued in Mar-14
(3) Includes lease operating expenses, production taxes, general and administrative expenses; excludes unit-based compensation program expenses, which is a non-cash item
(4) Excludes a $1.0 million charge related to implementation of the Services Agreements in Q214, which is a "non-recurring item"

See Appendix

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The Path to Distributions

- Execution and implementation of the CEP/SOG Services Agreements (Q214) ✓
  - Agreement reached in May 2014
  - Effective July 1st, SOG and its affiliates now provide services that the company requires to operate its business
  - No cost savings anticipated in 2014, which is a year of transition toward operation under the Services Agreements
  - Cost savings beyond 2014 anticipated as a result of more efficient use of shared resources and economies of scale
- Rebranding (Q314) ✓
  - Involved renaming the company, a new logo, a new website, and a new ticker symbol
- Conversion from LLC to GP/LP (Q414 - Q115)
  - More traditional form of ownership/management structure
  - Requires unitholder approval
- Acquisitions
  - Increases the size of the company's asset base while positioning the company for future growth
  - Provides opportunities for redeployment of capital at higher rates of return
  - Sets stage for a potential large-scale recapitalization in 2015

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Planning for 2015+

Growth	◆ Over time, production growth of greater than 5,000 BOE/d targeted for SPP ◆ Achievable primarily through acquisitions, which may source from: • Joint bid opportunities with SOG and its affiliates • Opportunities to acquire assets from SOG-affiliated companies • Independent, "right-sized" transactions with third parties ◆ Additionally, capital reinvestment/portfolio optimization is expected to target primarily "low hanging fruit" in the company's asset base
Distributions	◆ Reinstatement targeted to occur as a result of one or more large-scale acquisitions, which may include transactions with SOG-affiliated companies, and recapitalization ◆ As contemplated under the Shared Services Agreement: • Minimum quarterly distribution initially targeted at $0.05/unit • IDRs intended to provide an incentive to grow the company and distributions over time
Financial Stability	◆ Target Debt / Adjusted EBITDA of < 3.0x ◆ Target distribution coverage of 1.2x ◆ Target borrowing base utilization of < 80%
Integration	◆ Implementation of Services Agreements is complete ◆ Integration aimed at business development, capital efficiency, and cost containment is ongoing ◆ Supportive of SPP's other goals
Cost Containment	◆ G&A savings are anticipated from Services Agreements over time ◆ Savings expected to accelerate as integration progresses ◆ SPP targets annual G&A cost of $6.25MM

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Q314 Financial Results

($ in 000's unless noted)	Q314 vs. Q214		Q314 vs. Q313	
	Q314	Q214	Q314	Q313
Production (MBOE)	380	383	380	335
Oil & Gas Sales	$ 15,802	$ 18,004	$ 15,802	$ 16,476
Gain (Loss) from Mark-to-Market Activities	5,594	(5,915)	5,594	(4,345)
Revenue	$ 21,396	$ 12,089	$ 21,396	$ 12,131
Operating Expenses[1]	9,872	11,768	9,872	8,937
Cost of Sales	404	434	404	323
Other (Income) Expense[2]	(76)	(150)	(76)	54
EBITDA	$ 11,196	$ 37	$ 11,196	$ 2,817
DD&A[3]	5,030	4,515	5,030	5,654
Net Interest Expense	511	533	511	420
Net Income (Loss)	$ 5,655	$ (5,011)	$ 5,655	$ (3,257)
Adjusted EBITDA[4]	$ 5,688	$ 7,965	$ 5,688	$ 7,412

[1] Includes lease operating expenses, production taxes, general and administrative expenses and unit-based compensation program expenses
[2] Includes loss (gain) on asset sale
[3] Includes accretion expense and asset impairments
[4] Excludes a $1.0 million charge related to implementation of the Services Agreements in Q214, which is a "non-recurring item"

See Appendix

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APPENDIX

SPP
LISTED
NYSE MKT

Portfolio Overview

Sanchez Production Partners LLC

Existing Reserves

- Proved reserves, total: 73 Bcfe (12,199 MBOE)
- Proved natural gas reserves: 60 Bcfe (82%)
- Proved oil/liquids reserves: 2,184 MBbl (18%)
- Proved developed as a % of proved reserves, total: 90%
- Proved R/P ratio: 11.3 years
- Probable reserves, total: 25 Bcfe
- Probable oil/liquids reserves: 1,174 MBbl
- Probable natural gas reserves: 18 Bcfe



Central Kansas Uplift
Cherokee Basin
Woodford Shale
Gulf Coast

New Activity

- Drilling focus: Cherokee Basin oil opportunities in the Pennsylvanian aged horizon with the Burgess, Bartlesville, Red Fork and Skinner sandstones as primary targets
- New well costs: $170,000 to $450,000
- Initial daily production, new wells: 1 to 40 Bbl
- Well depths: 700 to 2,700feet
- Well spacing: 10 to 160,000 acres
- Recompletion costs: $45,000 to $65,000
- Incremental daily production, recompletions: 1 to 15 Bbl

Cherokee Basin

- Proved reserves, total: 61 Bcfe
  - Proved developed as a % of proved: 88%
  - Natural gas: 52 Bcfe (84%)
  - Oil/liquids: 1,649 MBbl (16%)
- Net producing wells: 1,948
- Net acres: approximately 720,000
- Average working interest: 98% operated, 50% non-operated
- Average net revenue interest: 80% operated, 40% non-operated
- Pricing: ONEOK, Southern Star, Enable East, NGP MidCon, PEPL, WTI

Gulf Coast

- Proved reserves, total: 8 Bcfe
  - Proved developed as a % of proved: 100%
  - Natural gas: 5 Bcfe (61%)
  - Oil/liquids: 496 MBbl (39%)
- Net producing wells: 32
- Net Acres: approximately 11,000
- Average working interest: 61% operated, 22% non-operated
- Average net revenue interest: 43% operated, 16% non-operated
- Pricing: Houston Ship Channel, TETCO So. TX, TGPL Zone 0, LSS

Other

- Proved reserves, total: 4 Bcfe
  - Proved developed as a % of proved: 100%
  - Natural gas: 4 Bcfe (94%)
  - Oil/liquids: 39 MBbl (6%)
- Net producing wells/wellbores: 15
- Net Acres: less than 1,000
- Non-operated
- Average working interest: 13%
- Average net revenue interest: 11%
- Pricing: Enable East (Woodford Shale); WTI (Central Kansas Uplift)

Statistics as of December 31, 2013; excludes assets divested in Q113; reserve values are estimates based on forward prices on December 31, 2013; numbers may not add due to rounding

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Hedge Positions

Natural Gas Hedge Positions[1]

Fixed Price Swaps[2]	MMBtu Hedged	Weighted Average Sales Price ($/MMBtu)
2014	1,610,000	5.75
2015	4,515,149	4.25
2016	3,795,032	4.21
Basis Swaps	**MMBtu Hedged**	**Weighted Average Sales Price ($/MMBtu)**
2014	562,037	0.39

Oil Hedge Positions[1]

Fixed Price Swaps[2]	Bbl Hedged	Weighted Average Sales Price ($/Bbl)
2014	73,005	$95.78
2015	258,830	$91.04
2016	214,970	$85.64

(1) As of September 30 2014
(2) NYMEX

NOTE: The company accounts for derivatives using the mark-to-market accounting method

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Non-GAAP Financial Measures

Use of Non-GAAP Financial Measures:

EBITDA and Adjusted EBITDA are non-GAAP financial measures that are reconciled to their most comparable GAAP financial measure under Reconciliation of Non-GAAP Financial Measures in this presentation. The reconciliations are only intended to be reviewed in conjunction with the presentation to which they relate.

EBITDA is defined as net income (loss) adjusted by interest (income) expense, net; depreciation, depletion and amortization; write-off of deferred financing fees; asset impairments; and accretion expense. Adjusted EBITDA is defined as EBITDA adjusted by (gain) loss on sale of assets; (gain) loss from equity investment; unit-based compensation programs; and (gain) loss from mark-to-market activities. Although not presented herein, we define Distributable Cash Flow as Adjusted EBITDA less maintenance capital expenditures and cash interest expense. Maintenance capital expenditures are capital expenditures that we expect to make on an ongoing basis to maintain our asset base (including our undeveloped leasehold acreage) at a steady level over the long term. These expenditures include the drilling and completion of additional development wells to offset the expected production decline during such period from our producing properties, as well as additions to our inventory of unproved properties or proved reserves required to maintain our asset base.

These financial measures are used as a quantitative standard by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; and our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure. These financial measures are not intended to represent cash flows for the period, nor are they presented as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

Summary of Non-GAAP Financial Measures:

Non-GAAP Measure	Slide(s) Where Used in Presentation	Most Comparable GAAP Measure	Slide Containing Reconciliations
Adjusted EBITDA, EBITDA	3, 6	Net Income	11

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Reconciliation Items

Reconciliation of Net Income (Loss) to Adjusted EBITDA ($ in 000s)	YTD14	Q414	Q314	Q214	Q114	Q313
Net income (loss)	$ (2,295)	$ -	$ 5,655	$ (5,011)	$ (2,939)	$ (3,257)
Interest (income) expense, net	1,569	-	511	533	525	420
DD&A[1]	13,894	-	5,030	4,515	4,349	5,654
EBITDA	$ 13,168	$ -	$ 11,196	$ 37	$ 1,935	$ 2,817
(Gain) loss on sale of assets	(23)	-	-	(16)	(7)	31
Unit-based compensation programs	1,216	-	86	1,029	101	219
(Gain) loss from mark-to-market activities	5,318	-	(5,594)	5,915	4,997	4,345
Adjusted EBITDA[1],[2]	$ 19,679	$ -	$ 5,688	$ 6,965	$ 7,026	$ 7,412

Operating Expense to Operating Cost ($/BOE)	YTD14	Q414	Q314	Q214	Q114	Q313
Operating expenses[3]	$ 27.40	$ -	$ 25.99	$ 30.70	$ 25.45	$ 26.66
Less: Unit-based compensation incl. in operating expense	1.07	-	0.23	2.68	0.27	0.65
Less: Non-recurring items[4]	0.88	-	-	2.61	-	-
Operating cost	$ 25.45	$ -	$ 25.76	$ 25.41	$ 25.18	$ 26.01

[1] Includes accretion expense and asset impairments
[2] Includes a $1.0 million charge related to implementation of the Services Agreements in Q214 , which is a "non-recurring item"; Excluding this non-recurring item, Q214 Adjusted EBITDA was $8.0 million and YTD 14 Adjusted EBITDA was $20.7 million
[3] Includes lease operating expenses, production taxes, general and administrative expenses, and unit-based compensation program expenses
[4] See footnote (2) for a description of Non-recurring items

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